UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2007

J. L. Halsey Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q
Wilmington, DE		19803
(Address of principal		(Zip code)
executive offices)

Registrant’s telephone number, including area code: (302) 691-6189

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

J. L. Halsey Corporation (the “Registrant”) has entered into an Agreement and Waiver (the “Agreement”), dated as of June 8, 2007, with John Marshall and certain others (including affiliates of the Registrant), whereby Mr. Marshall, the former president of ClickTracks Analytics, Inc. (“ClickTracks”), will resign his current position with Lyris Technologies, Inc. and, as representative of the former stockholders of ClickTracks, has waived any rights to future earnout payments with respect to the Registrant’s purchase of ClickTracks.  Also pursuant to the Agreement, the parties have provided mutual releases and waivers, with each releasing the other from certain types of potential claims they may have.  In addition, the Agreement provides that the Registrant will repurchase from Mr. Marshall the 2,226,006 shares of the Registrant’s common stock, par value $0.01 per share, that Mr. Marshall received when ClickTracks was acquired by the Registrant, at a purchase price of $0.75 per share (or $1,669,504.50 in the aggregate).  The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Registrant has a received a waiver under its loan and security agreement with Comerica Bank to permit the acquisition of the shares from Mr. Marshall pursuant to the Agreement.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Agreement and Waiver, entered into as of June 8, 2007 by and among J. L. Halsey Corporation, Commodore Resources (Nevada), Inc., Lyris Technologies, Inc., ClickTracks Analytics, Inc., John Marshall and Lisa Deverse.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. L. HALSEY CORPORATION

	By:	/s/ Luis Rivera
	Name:	Luis Rivera
	Title:	Chief Executive Officer

Date: June 14, 2007